UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

Jackson Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40274	98-0486152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Corporate Way, Lansing, Michigan	48951
(Address of principal executive offices)	(Zip Code)

(517) 381-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered

Common Stock, Par Value $0.01 Per Share	JXN	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a share of Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A	JXN PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

On January 5, 2026, Jackson Financial Inc. (the “Company”) and Jackson Brooke LLC, a Delaware limited liability company (“JBLLC”), entered into an investment agreement (the “Investment Agreement”) with TPG Inc., a Delaware corporation (“TPG”), and TPG Operating Group II, L.P., a Delaware limited partnership and affiliate of TPG (“Buyer”), pursuant to which the Company will sell 4,715,554 shares (the “Shares”) of common stock of the Company (“Common Stock”), representing approximately 6.5% of the outstanding Common Stock on a post-issuance basis, to the Buyer for an aggregate cash consideration of $500 million (the “Transaction”). The number of Shares to be sold to the Buyer at the closing (the “Closing”) of the Transaction (and the resulting aggregate consideration to be paid to the Company) is subject to reduction to the extent that Buyer’s ownership of Common Stock would exceed 9.9% of the outstanding Common Stock on a post-issuance basis. The Company has offered and agreed to sell the Shares in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for transactions that are not a public offering based, in part, on the Buyer’s representations in the Investment Agreement, including representations with respect to the Buyer’s investment intent.

The Closing is subject to the satisfaction of customary closing conditions.

The $500 million cash received from Buyer, together with $150 million in excess cash from the Company, will be used for the initial capitalization of the Company’s new Michigan-based captive reinsurer, Hickory Brooke Reinsurance Company (“Hickory Re”). Hickory Re has been established to serve as a capital-efficient way to accelerate further sales growth of fixed and fixed index annuity products.

Item 7.01. Regulation FD Disclosure.

On January 6, 2026, the Company issued a press release announcing the Transaction. A copy of that press release is furnished as Exhibit 99.1 to this Report. On January 6, 2026, in connection with a planned call with investors to discuss the Transaction, the Company made available on its website an investor presentation. A copy of that presentation is furnished as Exhibit 99.2 to this Report.

The information in this Item (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth in such a filing.

Item 8.01 Other Events.

Investment Agreement

Under the Investment Agreement described in Item 3.02 above, JBLLC will own a common stock equity investment in TPG, and Buyer will own a common stock equity investment in the Company. The Investment Agreement provides for, among other things: certain restrictions on Buyer’s acquisition and disposition of Company Common Stock, including an ownership ceiling of 9.9% of the outstanding Common Stock; a two-year minimum hold period of the Buyer’s initial investment position in Common Stock; commencing two years after the Closing, a limitation on Buyer’s sales of Common Stock such that Buyer may not sell more than 2.0% of the issued and outstanding Common Stock in any six-month period, subject to an ownership floor of $500 million through the fifth anniversary of the Closing and thereafter, ownership floors that will step down on an annual basis through the seventh anniversary, after which the Buyer will be subject to an ownership floor of $100 million; and a right of first offer for the Company to purchase any shares Buyer proposes to sell, subject to specified procedures and pricing mechanisms. Moreover, the Investment Agreement contains “standstill” provisions (including, without limitation, restrictions on Buyer or its affiliates from acquiring certain securities, making proxy solicitations, and calling special meetings of shareholders) and, a provision requiring the Company to file an effective shelf-registration statement (or supplement or amend an existing shelf-registration statement) covering the resale of Common Stock held by Buyer.

In addition, the Investment Agreement includes Buyer’s agreement to align voting of its shares of Common Stock with the recommendations of the Company’s management or its board regarding routine matters, director nominees, say-on-pay and other executive compensation matters, and certain shareholder proposals. Further, Buyer will have approval rights regarding: any amendment to the Company’s governance documents that would adversely affect Buyer’s rights disproportionately and materially compared to the rights of general holders of the Company’s Common Stock; any voluntary liquidation, dissolution or winding up of the Company (other than in connection with a change of control); or any voluntary deregistration or delisting of the Common Stock (other than in connection with a change of control).

At and after the Closing, one or more of the Company’s insurance subsidiaries will enter into separate investment management arrangements with affiliates of the Buyer, pursuant to which such affiliates will make investments of general account assets of the Company’s insurance subsidiaries, with a target of $12 billion of assets under management (“AUM”) over five years. The arrangement contemplates certain target AUM levels over time and related investment management fees (including a baseline minimum fee payment), subject to exceptions. The investment management arrangements will have initial terms of ten years with automatic one-year renewals through year 15, subject to various termination rights. These arrangements will provide complementary asset management capabilities to those already provided by the Company’s subsidiary asset manager, PPM America, Inc.

To further the parties’ economic alignment, JBLLC will receive (i) 2,279,109 shares of TPG’s Class A common stock (“TPG Shares”) at the Closing and (ii) an option to receive additional TPG Shares equal in value to $150 million should AUM reach $20 billion under the various investment management arrangements described above prior to the tenth anniversary of the Closing. The TPG Shares received by JBLLC at the Closing will be subject to certain restrictions on dispositions, including a two-year minimum hold period of JBLLC’s initial investment position in TPG Shares; and, commencing two years after the Closing, a limitation on JBLLC’s sales of the TPG Shares such that JBLLC may not sell more than 0.2% of the issued and outstanding shares of TPG Shares in any six-month period, subject to an ownership floor of $150 million through the fifth anniversary of the Closing.

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SAFE HARBOR

The information in this report (including Exhibit 99.1) contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this report (including Exhibit 99.1) not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident,” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of the Company to consummate the Transaction with TPG; the possibility that the expected benefits related to the Transaction may not materialize as expected; the Transaction may not be completed in a timely manner, if completed at all; the ability to satisfy the closing conditions to the Transaction in a timely manner or at all; and the occurrence of any event, change, or other circumstance that could give rise to the right of either the Company or TPG to terminate one or more of the transaction agreements. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (“SEC”) on February 26, 2025, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

WEBSITE INFORMATION

Visit investors.jackson.com to view information regarding Jackson Financial Inc. We routinely use our investor relations website, at investors.jackson.com, as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels, is not incorporated by reference into and is not part of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 6, 2026

99.2	Investor Presentation, dated January 6, 2026

104	Cover Page Interactive Data File (the coverage page XBRL tags are embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACKSON FINANCIAL INC.

	By:	/s/ Don W. Cummings
Don W. Cummings
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: January 6, 2026